Nayna Networks, Inc.
180 Rose Orchard Way, Suite 100
San Jose, CA 95134
Tel: 408.956.8000
Fax: 408.956.8730
www.nayna.com


            Nayna Networks Begins Trading On Frankfurt Stock Exchange

San Jose, Calif., USA - April 27, 2005 - Nayna Networks, Inc., (OTCBB: NAYN), a leading provider of next generation network solutions, today announced that its common stock has been accepted for listing on the Frankfurt Stock Exchange and inclusion on its Xetra electronic trading platform.

Nayna Networks shares commenced trading April 26, on the Frankfurt Stock Exchange, under the ticker symbol "NCF," with the German CUSIP (WKN) number "A0EADA." The Frankfurt Stock Exchange is one the world's largest international securities trading centers.

In addition to its OTCBB listing, Nayna listed its shares on the Frankfurt Stock Exchange in response to interest from the European investment community. The company expects the listing will serve to broaden its global shareholder base and raise its profile in the European technology and financial communities.

"Listing Nayna's shares on the Frankfurt Stock Exchange is another milestone in the company's long-term growth strategy," said Naveen S. Bisht, president and chief executive officer, Nayna Networks. "The European technology marketplace holds great potential for Nayna's next-generation network solutions, and I am confident that the increased visibility the company gains through this listing will create new sales, distribution and strategic opportunities."


About Nayna Networks, Inc.

Nayna Networks, Inc., delivers next generation network solutions. More information is available at http://www.nayna.com/.


About the Frankfurt Stock Exchange

The Frankfurt Stock Exchange is one of the world's largest trading centers for securities. With a share in turnover of around 90 percent, it is the largest of the eight German stock exchanges. Besides traditional floor trading, it has in Xetra(R) one of the leading electronic trading platforms in the world.


Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the


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Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results could differ materially because of factors such as: the company's ability to raise capital, form strategic alliances or identify and close merger or acquisition transactions on favorable terms, entry into markets with vigorous competition, market acceptance of new or existing products and services, technological shifts, delays in product development and related product release schedules, and the effect of general economic and market conditions, any of which may cause revenues and income to fall short of anticipated levels.

For further information regarding the terms, risks and uncertainties associated with the Company, and its subsidiaries' businesses, please refer to the Company's filings with the Securities and Exchange Commission (SEC), including, but not limited to, its current report on Form 8-K filed on April 8, 2005, its annual report on Form 10-K and quarterly reports on Form 10-Q, all of which may be obtained through the SEC's website at: http://www.sec.gov/ or by contacting the Company's investor relations department.

All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

All products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

Contact Information

Nayna Networks, Inc.
Jim Connor, 408-956-8000 x831
jim@nayna.com

or

Liviakis Financial Communications, Inc.
John Liviakis (Investor Relations), 415-389-4670


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